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                                   Exhibit 12




                       CONSENT OF INDEPENDENT ACCOUNTANTS


            We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 11, 2002 and October 17, 2002 relating to the financial statements and financial highlights which appear in the August 31, 2002 Annual Reports to Shareholders of the SSgA Funds (comprised of Money Market Fund, US Government Money Market Fund, Disciplined Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Growth and Income Fund, Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund, Tax Free Money Market Fund, International Stock Selection Fund, Bond Market Fund, International Growth Opportunities Fund, High Yield Bond Fund, Special Equity Fund, Tuckerman Active REIT Fund, Aggressive Equity Fund, IAM SHARES Fund, Intermediate Municipal Bond Fund, MSCI EAFE Index Fund, and Life Solutions
Funds: Income and Growth Fund, Balanced Fund and Growth Fund), which are also incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights", "Independent Accountants" and "Financial Statements" in the Registration Statement.

                                            /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts                       PricewaterhouseCoopers LLP
December 26, 2002